CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Endeavor Series Trust Prospectus and "Financial Statements" in the Endeavor Series Trust Statement of Additional Information in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, No. 33-27352) dated May 1, 1997.

We also consent to the incorporation by reference therein of our report dated February 10, 1997, with respect to the financial statements and financial highlights of Endeavor Series Trust in the Form N-1A.


                                                               ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 1997


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